Exhibit 10.49

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of March __, 2012, by and among WILLISTON BASIN I, LLC, a Nevada limited liability company (the “Company”), and each undersigned purchaser set forth on the signature page of this Agreement (the “Purchaser”).  The foregoing parties are sometimes referred to hereinafter individually as a “Party” or collectively as the “Parties.”

RECITALS

A.          The Company was formed by the filing of its Articles of Organization with the Secretary of State of the State of Nevada on February 27, 2012.

B.           The Purchasers desire to purchase membership interest units (“Units”) of the Company, and the Company desires to issue its Units in exchange for such investment, in the form of cash; each Purchaser’s investment shall be considered an initial capital contribution to the Company.

C.           After giving effect to the above-mentioned investment, it is contemplated that the Purchasers under this Agreement, together with Sionix Corporation, will constitute the initial members of the Company; if fully subscribed, Sionix Corporation will hold a 60% interest, with the Purchasers holding the other 40% interest.

D.           In connection with the foregoing investment, the Company, the Purchasers, and Sionix are entering into an Operating Agreement in the form attached as Exhibit A (“Operating Agreement”).

E.           Also in connection with the investment, the Purchasers and the Company are concurrently entering into an escrow agreement in the form attached as Exhibit B (the “Escrow Agreement”) to administer the closing of the Unit purchase transaction under this Agreement.

F.           The Parties hereby specify the terms and conditions of the purchase of Units of the Company.

THE PARTIES AGREE AS FOLLOWS:

1.           Purchase and Sale of Securities.

(a)         The Purchasers hereby agree to purchase an aggregate of 4,000 newly issued Units of the Company for an aggregate purchase price of $1,350,000 (the “Purchase Price”).   In connection with said purchase, each Purchaser agrees to become a member of the Company (“Member”), to be bound by all of the provisions of the Operating Agreement as amended from time to time (which each Purchaser acknowledges has been separately delivered to such Purchaser), and that the Purchaser’s cash purchase price under this Agreement shall be treated as an initial Capital Contribution (as defined in the Operating Agreement) to the Company.

Securities Purchase Agreement

(b)         The closing of the sale and issuance to the Purchaser (the “Closing”) shall take place on the date when the Company’s legal counsel, Richardson & Patel, LLP (the “Escrow Agent”), receives all of the materials required pursuant to the Escrow Agreement annexed hereto as Exhibit B, including, without limitation, immediately available funds via wire transfer or a certified check equal to each Purchaser’s portion of the Purchase Price as set forth on the attached Schedule of Purchasers.   The Company may elect, but shall have no obligation to, conduct a Closing with fewer than all of the Purchasers listed on the Schedule of Purchasers.  Notwithstanding the form of the Schedule of Purchasers presented at the time of any offer in connection with this Agreement, the Schedule of Purchasers shall be amended or modified to reflect the actual Purchasers and purchased Units at the date of Closing.

(c)         At the Closing, the Company shall cause the appropriate number of purchased Units to be issued to each Purchaser on the books and records of the Company, against receipt by the Escrow Agent of a certified bank check or wire transfer in an aggregate amount equal to such Purchaser’s applicable portion of the Purchase Price for the Units.

2.           Restrictions on Transfer and Resale; Legends.

(a)         The Units shall be subject to restrictions on transfer pursuant to the terms of the Operating Agreement if any Purchaser or any transferee of such Units proposes to sell, pledge or otherwise transfer such Units or any interest in such Units to any person or entity.

(b)         Each Purchaser understands and acknowledges that the Units are not registered under the Act (as defined below), and that under the Act and other applicable laws the Purchaser may be required to hold such Units for an indefinite period of time.

(c)         If certificates are issued, each certificate representing Units shall bear the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF AN OPERATING AGREEMENT DATED MARCH __, 2012 (AS AMENDED) BETWEEN THE COMPANY AND THE HOLDER OF SUCH SECURITIES.  A COPY OF THE OPERATING AGREEMENT CAN BE OBTAINED FROM THE CHIEF EXECUTIVE OFFICER OR SECRETARY OF THE COMPANY.

Securities Purchase Agreement

3.           Representations and Warranties of Company.   The Company hereby represents, warrants, acknowledges and agrees as follows:

(a)         Organization.  The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to conduct its business as a foreign entity in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

(b)         Authorization of Agreement.  The execution, delivery, and performance by the Company of its obligations under this Agreement, the Escrow Agreement, the Operating Agreement, and each other document or instrument contemplated hereby or thereby (collectively, the “Transaction Documents”) have been duly authorized by all requisite limited liability company action on the part of the Company; and this Agreement and the Transaction Documents have been duly executed and delivered by the Company.

(c)         Binding Effect; Validity.  Each of the Transaction Documents, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d)         Units Validly Issued, Fully Paid, Non-Assessable.  The Units are duly authorized and, when paid for and issued in accordance with the Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all liens.

4.           Representations and Warranties of the Purchaser.  Each Purchaser hereby separately represents, warrants, acknowledges and agrees that:

(a)         Organization.  If the undersigned Purchaser is an entity, such Purchaser is duly formed or organized, validly existing and in good standing under the laws of the state of its incorporation, and is qualified to conduct its business as a foreign entity in each jurisdiction where the failure to be so qualified would have a material adverse effect on such Purchaser.

(b)         Authorization of Agreement.  Each Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver, and perform its obligations under the Transaction Documents, and the execution, delivery, and performance by the Purchaser of its obligations under the Transaction Documents has been duly authorized by all requisite action on the part of the Purchaser and each such Transaction Document, when executed and delivered by the Purchaser, shall constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)         Purchaser Status.

 (i)         The undersigned Purchaser meets the criteria to be considered an “Accredited Purchaser” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Securities Purchase Agreement

 (ii)         The undersigned Purchaser is acquiring the Units for the Purchaser’s own account, and not directly or indirectly for the account of any other person.  Each Purchaser is acquiring the Units for investment and not with a view to distribution or resale thereof except in compliance with the Act and any applicable state law regulating securities.

 (iii)        The permanent legal residence and domicile of the undersigned Purchaser, if the Purchaser is an individual, or permanent legal executive offices and principal place of business, if the Purchaser is an entity, was and is at the address designated on the signature page of this Agreement signed by such Purchaser at both the time of the “offer” and the time of the “sale” of the Units to the Purchaser.

 (iv)        The undersigned Purchaser, if a natural person, is age twenty-one (21) or over.

 (v)         The undersigned Purchaser (together with his, her and/or its advisors) has such knowledge and experience in business, financial and tax matters including, in particular, investing in private placements of securities in companies similar to the Company, so as to enable the Purchaser to utilize the information made available in connection with this offering to: (i) evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto; and (ii) to reasonably be assumed to have the capacity to protect the Purchaser’s own interests in connection with the transaction contemplated by this Agreement.

(d)         Access to Information.  The undersigned Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs and financial plans of the Company.  The Purchaser has had access to such financial and other information as is necessary in order for the Purchaser to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Purchaser has had access.

(e)         Pre-Existing Relationship.  The undersigned Purchaser further represents and warrants that it has either (a) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable it to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (b) such business or financial expertise as to be able to protect its own interests in connection with the purchase of the Units.

(f)         Compliance.  The undersigned Purchaser has complied with all applicable investment laws and regulations in force relating to the legality of an investment in the Units by the Purchaser in any jurisdiction in which he, she or it purchases the Units or is otherwise subject, and has obtained any consent, approval or permission required of him, her or it for the purchase of the Units under such investment laws and regulations.

Securities Purchase Agreement

5.           Unregistered Securities.  The undersigned Purchaser acknowledges that it must bear the economic risk of investment for an indefinite period of time because the Units have not been registered under the Act and therefore cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available.  The Purchaser acknowledges that the Company has made no agreements, covenants or undertakings whatsoever to register any of the Units under the Act.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (a) a public trading market then exists in the Company’s securities, (b) adequate information as to the Company’s financial and other affairs and operations is then available to the public, and (c) all other terms and conditions of Rule 144 have been satisfied.

6.           Tax Advice.  The undersigned Purchaser acknowledges that the Purchaser has not relied and will not rely upon the Company with respect to any tax consequences related to the ownership, purchase, or disposition of the Units.  The Purchaser assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed by Purchaser in connection with the holding or disposition of such Units.

7.           Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or five days after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed to the Company or Purchaser (as applicable) at the address for such Party set forth on the signature page of this Agreement, or to such other address as the Party to whom notice is to be given may have furnished to the other Parties to this Agreement in writing in accordance with the provisions of this Section.  Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

8.           Amendments.  This Agreement may not be modified or amended, nor may any provision of this Agreement be waived, except as evidenced by a written agreement duly executed by the Company and Purchasers holding over 50% (a “Purchaser Majority”) of the Units issued to the Purchasers under this Agreement.   Each Purchaser agrees that any such amendment which applies to all Purchasers shall be effective with respect to all Purchasers upon the consent or agreement of such Purchaser Majority, regardless of whether some Purchasers did not consent or agree to such amendment.

9.           Binding Effect.  This Agreement shall be binding upon each of the Parties and their successors and assigns; provided, however, that no Purchaser may assign any rights or obligations under this Agreement.  The Company may assign its rights under this Agreement without the prior consent of the Purchasers.

Securities Purchase Agreement

9.           Governing Law.  All questions concerning the construction, interpretation, and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.  In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

10.         Jurisdiction.  Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of California and the United States of America located in the City of Los Angeles, California, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.  Each Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

11.         Severability.   The Parties desire and intend that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12.         Independence of Agreements, Covenants, Representations and Warranties. All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.  The exhibits and any schedules annexed hereto are hereby made part of this Agreement in all respects.

13.         Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Facsimile or PDF (electronically scanned) counterpart signatures to this Agreement shall be acceptable and binding.

Securities Purchase Agreement

14.         Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.         Expenses.  Each Party shall pay its own fees and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement, the Transaction Documents and any document or instrument contemplated hereby or thereby.

16.         Preparation of Agreement.  The Company prepared this Agreement and the Transaction Documents solely on its behalf.  Each Party to this Agreement acknowledges that: (i) the Party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other Party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such Party; and (iii) such Party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion.  Each Party further acknowledges that such Party was not represented by the legal counsel of any other Party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests.  Each Party agrees that no conflict, omission, or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied, or otherwise construed against any other Party to this Agreement on the basis that such Party was responsible for drafting this Agreement.

17.         Entire Agreement.  This Agreement constitutes the entire agreement of the Parties pertaining to the purchase of the Units and supersedes all prior agreements, representations, and understandings of the Parties, oral or written.

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Securities Purchase Agreement

SCHEDULE OF PURCHASERS

Securities Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

COMPANY:	WILLISTON BASIN I, LLC
a Nevada limited liability company

By:

Name:

Title:

Address for Notices:

914 Westwood Blvd., Box 801
Los Angeles, CA 90024

Facsimile: (704) 971-8401

E-Mail: drwells@sionix.com

INVESTOR:
Name of Purchaser

By:

Name:

Title:

Address for Notices:

Facsimile:

E-Mail:

Securities Purchase Agreement